EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Form S-3 Registration Statements (Nos. 333-143247; 333-135746; 333-133630; and 333-133629) of BioDelivery Sciences International, Inc. (the “Company”) of our report, dated April 16, 2007 relating to the consolidated financial statements of the Company, which is incorporated by reference in this Amendment No. 1 to the Company’s annual report on Form 10-KSB/A.

/s/ Aidman, Piser & Company, P.A.

Tampa, Florida

May 30, 2007